United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Shuffle Master (the “Company”) hereby provides the following updates of its Awada and Vending Data I litigations.

On April 25th and April 26th, 2005, the Company’s rescission trial was held in the District Court in Clark County, Nevada in the Awada and Gaming Entertainment, Inc. vs. Shuffle Master case. At the conclusion of the trial, the court granted the Company’s rescission motion, ordering that the subject contract, called the “Game Option Agreement”, be rescinded and/or void. On May 18, 2005, the court entered Findings of Fact/Conclusions of Law confirming the Court’s rescission ruling. A copy of the Findings of Fact/Conclusions of Law is attached as Exhibit 99.1.

Among the findings, the court found that the actions of Plaintiffs Yehia Awada and Gaming Entertainment, Inc. demonstrated that the Plaintiffs never had any intention of conveying to the Company the exclusive license to the 3 Way Action game, as they had agreed and were required to do under the Game Option Agreement. The court further found that the Company had established by a preponderance of the evidence that the Plaintiffs had materially failed to perform their obligations under the Game Option Agreement and that the Company was entitled to the remedy of rescission.

On May 5, 2005, the court ruled on the parties’ damages requests in connection with the case and as required under Nevada law. Plaintiffs were seeking approximately $13 million in damages. The court ordered that the total damages which the Company was obligated to pay, under Nevada law, on account of its successful rescission of the Game Option Agreement, was $130,000, including all interest. The Company was fully reserved for this amount. A copy of the Court’s Order Regarding Trial on Rescission is attached hereto as Exhibit 99.2.

In the Vending Data I case, on May 13, 2005, the Honorable Judge James C. Mahan, United States District Judge of the Federal District Court, District of Nevada, entered an order denying Vending Data’s motion for reconsideration of the Court’s prior denial of Vending Data’s prior summary judgment motion. A copy of the Court’s Order is attached hereto as Exhibit 99.3.

The Vending Data I case is currently set to begin trial on June 6, 2005, and the Company fully expects the trial to commence on that date.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Awada Findings of Fact/Conclusions of Law dated May 18, 2005.

99.2	Awada Court’s Order Regarding Trial on Rescission dated May 18, 2005.

99.3	Vending Data I Court Order dated May 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: May 23, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer